Exhibit 99.1

SES Solar Inc. Signs Share Exchange Agreement with Swiss Solar Energy Company

Vancouver, B.C., September 1, 2006 – SES Solar Inc. (OTCBB: SESI) (“SES” or the “Company”) wishes to announce that on August 31, 2006, it entered into a share exchange agreement (the “Agreement”) with Société d'Energie Solaire S.A. (“Solaire”), a private Swiss corporation, and its shareholders, whereby Solaire would become a wholly-owned subsidiary of SES upon the closing of the Agreement.

A copy of the Agreement was filed on Form 8-K with the United States Securities and Exchange Commission on September 1, 2006.

John Veltheer, President of SES, stated, "SES is very pleased to be moving to the closing stages of our business combination with Solaire.” “We look forward to working towards building a strong and prosperous solar energy company together,” added Veltheer.

About Société d'Energie Solaire S.A.

Solaire was incorporated under the laws of Switzerland on March 26, 2001. Its principle business is the production of solar photovoltaic modules from silicon cells. Solaire’s proprietary products are based upon integrating unique architecture on commercially available high-performance modules and solar tiles. Solaire services global market integrators and resellers as well as its own clientele and is positioned as one of the few manufacturers in Europe that produces customized solar photovoltaic modules that are larger than three square meters. Of great importance in today’s world is that Solaire’s photovoltaic technology turns solar energy directly into useable energy without releasing carbon dioxide.

Contact:

Solar Energy Sources Inc.

1500 W. Georgia St., Suite 1400

Vancouver, BC V6G 2Z6

John Veltheer, President

604.618.9327

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) the Agreement will close; and (ii) Solaire may become a wholly owned subsidiary of SES.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the failure by the Company or Solaire to satisfy any of the conditions precedent to closing as set forth in the Agreement; the Company’s and/or Solaire’s ability to operate effectively in a highly competitive industry with many participants; the Company’s and/or Solaire’s ability to keep pace with technological advances and correctly identify and invest in the technologies that become commercially accepted; and the Company’s and/or Solaire’s ability to protect their intellectual property rights and exposure to infringement claims by others. These forward-looking statements are made as of the date of this news release and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.